Exhibit 99.1

AMENDMENT OF CHIEF EXECUTIVE SECURITIES AGREEMENT

This Amendment of Chief Executive Securities Agreement (“Amendment”) is entered into as of September 20, 2004 by and among Beacon Roofing Supply, Inc., a Delaware corporation formerly known as Beacon Holding Corporation (the “Company”), Andrew R. Logie (“Executive”) and Code, Hennessy & Simmons III, L.P., a Delaware limited partnership (“CHS”).

R E C I T A L S:

A.                                   The parties hereto entered into Chief Executive Securities Agreement dated as of August 21, 1997 (the “Agreement”).

B.                                     Section 10 of the Chief Executive Securities Agreement requires CHS, under certain circumstances, to vote its shares of Beacon common stock in favor of the election of Executive as a member of the board of directors of the Company.

C.                                     The Company expects to engage in an underwritten initial public offering (the “IPO”).  In order to facilitate the IPO, the parties hereto desire to terminate such Section 10, on the terms set forth herein.

A G R E E M E N T S:

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by all of the parties, the parties hereby agree as follows:

1.                                       Amendment.   Effective upon the closing of the IPO, Section 10 of the Agreement is hereby terminated.

2.                                       Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one instrument.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment of Chief Executive Securities Agreement as of the date first written above.

/s/ Andrew R. Logie
Andrew R. Logie

BEACON ROOFING SUPPLY, INC.

By:	/s/ David R. Grace
Name:	David R. Grace
Its:	Chief Financial Officer

CODE, HENNESSY & SIMMONS III, L.P.

By:	CHS Management III, L.P.
Its:	General Partner

By: Code, Hennessy & Simmons, LLC
Its: General Partner

By:	/s/ Peter M. Gotsch
Its:	Partner